EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Bancorp. of our report dated March 4, 2005 included in the 2004 Annual Report to Shareholders of First Financial Bancorp.

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 33-46819) pertaining to the First Financial Bancorp. 1991 Stock Incentive Plan and in the related Prospectus.

•	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees and in the related Prospectus.

•	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Non-Employee Directors and in the related Prospectus.

•	Registration Statement (Form S-3 No. 333-25745) pertaining to the First Financial Bancorp. Dividend Reinvestment and Share Purchase Plan and in the related Prospectus;

of our report dated March 4, 2005, with respect to the consolidated financial statements of First Financial Bancorp. incorporated herein by reference, our report dated March 4, 2005, with respect to First Financial Bancorp. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of First Financial Bancorp., included herein.

/s/ Ernst & Young LLP

Ernst & Young LLP

March 11, 2005
Cincinnati, Ohio